UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

____________________________________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

__________________________________________________________________

Date of Report (Date of earliest event reported): October 18, 2017

Digital Power Corporation

(Exact Name of Registrant as Specified in Charter)

California	001-12711	94-1721931
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

48430 Lakeview Blvd, Fremont, CA	94538-3158
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (510) 657-2635

(Former name or former address, if changed since last report)

          Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01     Entry into a Material Definitive Agreement

On October 18, 2017, we entered into subscription agreements with five investors (the “Subscription Agreement”), under which we agreed to issue and sell in the aggregate 452,239 shares of common stock to the investors at $0.67 per share for an aggregate purchase price of $303,000. $75,000 of the purchase price will be paid in cash and $228,000 will be in consideration for the cancellation of debt incurred by the Company.

We expect to receive aggregate net proceeds, after deducting estimated expenses related to the registered direct offering in the amount of approximately $10,000. We intend to use the net proceeds from this offering for working capital.

The closing of the registered direct offering is expected to take place on October 20, 2017. The Subscription Agreement contains customary representations, warranties and agreements by us and customary conditions to closing.

The shares of common stock are being offered and sold to the public under our shelf registration statement on Form S-3 (File No. 333-215834) initially filed with the Securities and Exchange Commission (the “Commission”) declared effective on February 8, 2017 (the “Registration Statement”), and a prospectus supplement relating to the registered direct offering will be filed with the Commission.

The foregoing descriptions of the Subscription Agreement is qualified in its entirety by reference to the full text of the Form of Subscription Agreement, which is attached to this Current Report on Form 8-K as Exhibit 10.1 and incorporated herein by reference in their entirety.

This report contains forward-looking statements. Forward-looking statements include, but are not limited to, statements that express our intentions, beliefs, expectations, strategies, predictions or any other statements related to our future activities, or future events or conditions. These statements are based on current expectations, estimates and projections about our business based, in part, on assumptions made by management. These statements are not guarantees of future performances and involve risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in the forward-looking statements due to numerous factors, including those risks discussed in our Annual Report on Form 10-K and in other documents we file from time to time with the SEC. Any forward-looking statements speak only by the date on which they are made, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date of this report, except as required by law.

The prospectus supplement relating to the offering has been filed with the Commission and is available on the Commission’s web site at http://www.sec.gov.

This report does not constitute an offer to sell or the solicitation of an offer to buy, and these securities cannot be sold in any state or jurisdiction in which this offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any state or jurisdiction. Any offer will be made only with a prospectus, including a prospectus supplement, forming a part of the effective registration statement.

Item 9.01     Financial Statements and Exhibits

Exhibit
No.	Description

5.1	Opinion of Weintraub Tobin Chediak Coleman Grodin Law Corporation
10.1	Form of Subscription Agreement dated October 18, 2017
23.1	Consent of Weintraub Tobin Chediak Coleman Grodin (included in Exhibit 5.1)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIGITAL POWER CORPORATION

Date: October 19, 2017	By:	/s/ Amos Kohn
Amos Kohn,
Chief Executive Officer
(Duly Authorized Officer)